Exhibit 99.1

2550 North Loop West, Suite 400 Houston, TX 77092 (713) 861-2500

FOR IMMEDIATE RELEASE

Goodman CEO Comments on Outlook

At Sterne Agee Best Idea’s Conference

HOUSTON, Sept. 18, 2006 – Goodman Global, Inc. (NYSE:GGL) announced today that it will participate in the Sterne Agee Best Idea’s Conference in Milwaukee, Wisc., on Tuesday, Sept. 19, 2006. During the conference, President and Chief Executive Officer Charles A. Carroll is expected to confirm the company’s previous comments on its 2006 full-year forecast, which were made on July 27, 2006, during Goodman’s 2006 Second Quarter Earnings Release Conference Call.

About Goodman

Houston-based Goodman Global, Inc. is the second-largest domestic unit manufacturer of heating, ventilation and air conditioning products for residential and light-commercial use. Goodman’s products are predominantly marketed under the Goodman®, Amana® and Quietflex® brand names, and are sold through company-operated and independent distribution networks with more than 700 total distribution points throughout North America. For more information about Goodman, visit www.goodmanglobal.com.

Amana® is a trademark of Maytag Corporation and is used under license to Goodman Company, L.P. All rights reserved.

Investor Relations Contact:	Media Relations Contact:

Richard Bajenski Vice President, Investor Relations (713) 263-5059 richard.bajenski@goodmanmfg.com	Courtneye Barrett Manager, Public Relations (713) 263-5485 (832) 419-1697 (mobile) courtneye.barrett@goodmanmfg.com

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